[DALE MATHESON CARR-HILTON LABONTE CHARTERED ACCOUNTANT LETTERHEAD OMITTED]

August 14, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the statements about our firm included under Item 4.01 in the current report on Form 8-K, dated August 11, 2006, of Akeena Solar, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte

DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS

[DALE MATHESON CARR-HILTON LABONTE CHARTERED ACCOUNTANT LETTERHEAD OMITTED]